UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2014

DIVALL INSURED INCOME PROPERTIES 2, L.P.

(Exact name of registrant as specified in its charter)

Wisconsin limited partnership	000-17686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

Attached to this current report on Form 8-K as Exhibit 99.1, is a copy of the 2013 Fourth Quarter Newsletter (“the Newsletter”) sent by DiVall Insured Income Properties 2, LP (“the Partnership”) to its limited partners (“the Limited Partners”) on February 14, 2014. The Newsletter informs the Limited Partners of certain financial and distribution information and other events relevant to the Partnership for the fourth quarter of 2013 and for the year-ended December 31, 2013, and for the upcoming fiscal year 2014.

Item 7.01.	Regulation FD Disclosure

Attached to this Form 8-K as Exhibit 99.2, is a copy of a letter sent by the Partnership to its Limited Partners on or about February 14, 2014 from the General Partner, in connection with, among other things, the Partnership’s annual statement of the Net Unit Value (“NUV”) of each Limited Partner Unit (“Unit”), being the Partnership’s estimate of the NUV for purposes of the Employee Retirement Income Security Act, as amended (“ERISA”), which letter, is incorporated by reference in its entirety into this report.

In order for qualified plans to report account values as required by ERISA, we provide an estimated NUV on an annual basis. As of December 31, 2013, the annual statement of NUV for our Limited Partners subject to ERISA was estimated to approximate $340 per Unit. The estimated NUV was determined by the use of a combination of different indicators and an internal assessment of value utilizing a common means of valuation, primarily under the direct capitalization method as of December 31, 2013. No independent appraisals were obtained or are planned to be obtained. The annual statement of estimated NUV for Limited Partners subject to ERISA and to certain other plan investors is only an estimate and may not reflect the actual NUV. It should be noted that ERISA plan fiduciaries and IRA custodians may use estimated NUV valuations obtained from other sources, such as prices paid for the Registrant’s units in secondary markets, and that such estimated unit valuations may be lower than those estimated by the General Partner. The annual statement of estimated NUV is based on the estimated value of the Partnership’s Units as of the end of our fiscal year. As with any valuation methodology, the General Partner’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NUV. Accordingly, with respect to the estimated NUV, the Partnership can give no assurance that:

•	an investor would be able to resell his or her units at this estimated NUV;

•	an investor would ultimately realize distributions per unit equal to the Partnership’s estimated NUV per Unit upon the liquidation of all of the Partnership’s assets and settlement of its liabilities;

•	the Partnership’s units would trade at the estimated NUV in a secondary market; or

•	the methodology used to estimate the Partnership’s NUV would be acceptable to Financial Industry Regulatory Authority or under ERISA for compliance with their respective reporting requirements.

The information furnished pursuant to this “Item 2.02 Results for Operations and Financial Condition” and “Item 7.01 Regulation FD Disclosure,” of Form 8-K and the information contained in Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this current report on Form 8-K. In addition, the furnishing of information in this current report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Partnership that the information is material or complete.

Forward-Looking Statements

This current report on Form 8-K, and the information contained in Exhibit 99.1 and Exhibit 99.2 incorporated herein, contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of the Partnership’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “will,” or other variations on these terms. The Partnership cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: future economic and market conditions, variations in accounting guidance and interpretations, changes in the commercial real estate markets, and uncertainties related to tenant operations.

All forward-looking statements contained in Exhibit 99.1 and Exhibit 99.2 incorporated herein are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and the Partnership has no obligation and does not undertakes publicly to update, revise or correct any forward-looking statement for any reason.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

99.1	Fourth Quarter 2013 Newsletter of the Partnership.

99.2	Letter to Limited Partners of DiVall Insured Income Properties 2, LP from General Partner, dated February 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DiVall Insured Income Properties 2, LP (Registrant)

Date: March 7, 2014	By:	/s/ Lynette L. DeRose
Lynette L. DeRose
Chief Financial Officer

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